Exhibit 32.1

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

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In connection with the Quarterly Report of Bonanza Goldfields Corp. (the "Company") on Form 10-Q for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Stojsavljevich, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)        The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Registrant Date: November 14, 2013	Bonanza Goldfields Corp. By: /s/ Michael Stojsavljevich
Michael Stojsavljevich
Chairman, Chief Executive Officer, President (Principal Executive Officer,)